Exhibit 17(g)

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by BlackRock Investment Trust or any successor in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BlackRock Investment Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	BLKGN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKROCK INVESTMENT TRUST

BLACKROCK INVESTMENT TRUST

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

Vote On Proposal

1.	To consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which BlackRock Investment Trust (“Investment Trust”) would transfer substantially all of its assets and certain stated liabilities to BlackRock Large Cap Core Fund (“Large Cap Core Fund”), a series of BlackRock Large Cap Series Funds, Inc., in exchange solely for Investor A, Investor B, Investor C, Institutional and Service shares of Large Cap Core Fund, which will be distributed by Investment Trust to the holders of its shares in complete liquidation thereof; and

FOR 	AGAINST 	ABSTAIN 

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournments or postponements thereof.

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BLACKROCK INVESTMENT TRUST

SPECIAL MEETING OF SHAREHOLDERS SEPTEMBER 7, 2007 AT 1:00 P.M.
PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of shares of the BlackRock Investment Trust (the “Acquired Fund”), hereby appoints Donald C. Burke, Howard B. Surloff and Brian P. Kindelan as proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at the offices of BlackRock, Inc., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 on September 7, 2007 at 1:00 P.M. and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated July 19, 2007 and hereby instructs said proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. A majority of the outstanding shares of the Acquired Fund entitled to vote must be represented at the Special Meeting either in person or by proxy. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.